EXHBIT 10.3

EAGLE MATERIALS INC.

AMENDED AND RESTATED INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

(Time Vesting)

Eagle Materials Inc., a Delaware corporation (the "Company"), and __________ (the "Grantee") hereby enter into this Restricted Stock Agreement (the "Agreement") in order to set forth the terms and conditions of the Company’s award (the "Award") to the Grantee of certain shares of Common Stock of the Company granted to the Grantee on May 23, 2023 (the "Award Date").

1.
Award. The Company hereby awards to the Grantee ______ shares of Common Stock of the Company (the "Shares").
2.
Relationship to the Plan. The Award shall be subject to the terms and conditions of the Eagle Materials Inc. Amended and Restated Incentive Plan, as amended (the “Plan”), this Agreement and such administrative interpretations of the Plan, if any, as such interpretations may be in effect on the date of this Agreement or thereafter. Except as defined herein, capitalized terms shall have the meanings ascribed to them under the Plan. For purposes of this Agreement:
(a)
“Disability” shall mean a disability of the Grantee as determined by the Committee.
(b)
“Retirement” shall mean the retirement of the Grantee as approved by the Board.
(c)
“Vesting Period” shall mean the period commencing on the Award Date and ending on March 31, 2026.
3.
Vesting.
(a)
Vesting Criteria. The Grantee’s interest in the Shares shall vest on the date designated (a "Vesting Date") in accordance with the following vesting schedule (the "Vesting Schedule"):

Vesting Date	Shares
March 31, 2024
March 31, 2025
March 31, 2026
Total

(b)
Restrictions. The period beginning on the Award Date and ending on the date immediately preceding the Vesting Date for a Share shall be known as the restriction period (the “Restriction Period”). During the Restriction Period, the Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of any unvested Shares or any right or interest related to such unvested Shares, other than as required by the Grantee’s will or beneficiary designation, in accordance with the laws of descent and distribution or by a qualified domestic relations order.
(c)
Cancellation Right. Subject to Section 4, the Grantee must be in continuous service as an Employee or, if applicable, as a Non-Employee Director from the Award Date through the Vesting Date for an unvested Share, if earned, to become vested. Subject to Section 4, the Grantee’s termination of such continuous service prior to the Vesting Date shall cause all unvested Shares to be automatically forfeited as of the date of such discontinuation of service.
4.
Change-in-Control; Death, Disability or Retirement.

(a) Change-in-Control. The restrictions set forth above in Section 3 shall lapse with respect to any then-unvested Shares not previously forfeited and such Shares shall become fully vested without regard to the limitations set forth in Section 3 above; provided, that the Grantee has been in continuous service as an Employee or, if applicable, as a Non-Employee Director from the Award Date through the occurrence of a Change in Control (as defined in Exhibit A to this Agreement), unless either: (i) the Committee determines that the terms of the transaction giving rise to the Change in Control provide that the Award is to be replaced within a reasonable time after the Change in Control with an award of equivalent value of shares of the surviving parent corporation, or (ii) the Award is to be settled in cash in accordance with the last sentence of this Section 4(a). Upon a Change in Control, pursuant to Section 15 of the Plan, the Committee may, in its discretion, settle the Award by a cash payment that the Committee shall determine in its sole discretion is equal to the Fair Market Value of the Award on the date of such event.

(b) Death, Disability or Retirement. Notwithstanding Section 3(c) above, in the event the Grantee’s continuous service as an Employee and, if applicable, as a Non-Employee Director terminates by reason of death, Disability or Retirement, and in any such case such termination follows the Award Date and is prior to any Vesting Date, any then unvested Shares not previously forfeited shall remain eligible to vest pursuant to Section 3(a) above on the applicable Vesting Date as if the Grantee had remained in such continuous service following such termination.

5.
Stockholder Rights. Until such time as any of the unvested Shares are forfeited, the Grantee shall have the right to vote any Shares, and the Grantee shall have the right to receive any cash dividends declared and paid on unvested Shares after the date hereof at the same time such amounts are paid with respect to all other shares of Common Stock.
6.
Capital Adjustments and Corporate Events. If, from time to time during the term of the Restriction Period, there is any capital adjustment affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, including as a result of a spin-off or business disposition, the Shares and other applicable terms of this Award shall be adjusted in accordance with the provisions of Section 15 of the Plan, which adjustment shall include (as may be applicable) without limitation, equitable adjustments to the type of property or securities to which the Award relates, in each case as determined by the Committee in its discretion. Any and all new, substituted or additional securities to which the Grantee may be entitled by reason of the Grantee’s ownership of the Shares hereunder because of a capital adjustment shall be immediately subject to the restrictions set forth herein

(as may be modified pursuant to this Agreement) and included thereafter as Shares for purposes of this Agreement.
7.
Refusal to Transfer. The Company shall not be required:
(a)
to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan; or
(b)
to treat such purchaser or other transferee as owner of such Shares, accord such purchaser or other transferee the right to vote; or
(c)
to pay or deliver dividends or other distributions to such purchaser or other transferee with respect to such Shares.
8.
Legends. If the Shares are certificated, the certificate or certificates evidencing the Shares, if any, issued hereunder shall be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND, ACCORDINGLY, MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE ISSUER’S PRINCIPAL CORPORATE OFFICES.

9.
Tax Consequences. The Grantee acknowledges that the Grantee has reviewed, or has had the opportunity to review, with the Grantee’s own tax advisors the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Grantee understands that Section 83 of the Code taxes as ordinary income the difference between the purchase price, if any, for the Shares and the Fair Market Value of the Shares as of the date the restrictions on the Shares lapse. In this context, “restriction” means the restrictions imposed during the Restriction Period. The Grantee understands that the Grantee may elect to be taxed at the time the Shares are awarded rather than when and as the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the Award Date (and by submitting a copy of such election with the Company). THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY (AND NOT THE COMPANY’S) TO FILE TIMELY THE ELECTION UNDER SECTION 83(B), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.
10.
Withholding of Taxes. At the time and to the extent vested Shares become compensation income to the Grantee for federal or state income tax purposes, the Grantee either shall deliver to the Company such amount of money as required to meet the withholding obligation under applicable tax laws or regulations, or, in lieu of cash, the Grantee, in his or her sole discretion, may elect to surrender, or direct the Company to withhold from the vested Shares, shares of Common Stock in such number as necessary to satisfy the tax withholding obligations. Further, any dividends paid to the Grantee pursuant to Section 5 above that are accrued prior to the end of the Restriction Period will generally be subject to federal, state and local withholding, as appropriate, as additional compensation.
11.
Restrictive Covenants. The Grantee acknowledges and agrees that the restrictions in this Section 11 are necessary to protect the goodwill of the Company and the Confidential Information (as defined below) provided by the Company to the Grantee pursuant to this Agreement or otherwise.

(a) Confidential Information. The Grantee acknowledges that, by virtue of his or her service to the Company and any of its Affiliates either as an Employee or if applicable, as a Non-Employee Director, the Company has provided and promises to provide the Grantee with Confidential Information (defined below). The Grantee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates, and their respective businesses, which shall have been obtained by the Grantee during the Grantee’s service to the Company or any of its Affiliates either as an Employee or if applicable, as a Non-Employee Director, and which shall not be or become public knowledge (other than by acts by the Grantee or representatives of the Grantee in violation of this Agreement) (“Confidential Information”). After termination of the Grantee’s employment with the Company, the Grantee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those persons designated by it. In accordance with the Defend Trade Secrets Act of 2016, the Grantee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, nothing in this Agreement shall limit the Grantee’s ability to communicate with any government agency or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information.

(b) Non-Competition. During the Vesting Period, in order to protect all Confidential Information, the Grantee agrees that to the fullest extent permitted by law, the Grantee shall not engage or be engaged in any aspect whatsoever of any the following lines of business: (i) the production (including any associated mining), distribution, marketing or sale of cement (including Portland cement, oil well cement and blended cements), slag, slag cement, masonry cement, fly-ash, pozzolan or clinker; (ii) the production, distribution or marketing of readymix concrete; (iii) the mining, extraction, production or marketing of crushed stone, sand, gravel and aggregates; (iv) the production (including any associated mining), distribution, marketing or sale of gypsum wallboard; (v) the production, distribution, marketing or sale of recycled paperboard; or (vi) any other line of business engaged in by the Company or any of its Affiliates (each a “Line of Business”), either directly or indirectly as an individual, or as an employee, associate, partner, stockholder, consultant, owner, manager, agent or otherwise or by means of any corporate or other device, either on his own behalf in the Restricted Areas (as defined below) or on behalf of others who are engaged in any

Line of Business (either directly or through an affiliate (including by virtue of having an affiliate in the Restricted Areas)) in the Restricted Areas; provided, that, notwithstanding the foregoing, the Grantee may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (B) the Grantee is not a controlling person of, or a member of a group which controls, such entity, and (C) the Grantee does not, directly or indirectly, own 1% or more of any class of securities of such entity. The “Restricted Areas” are, specific to each Line of Business, the geographic areas in which the Company or any of its Affiliates engages in the following activities for such Line of Business: (x) operates a manufacturing facility or other facility engaged in business operations; (y) engages in the distribution or sale of its products; or (z) is actively pursuing a strategic initiative (including a merger, acquisition or business expansion) that would reasonably be expected to result in the Company or any of its Affiliates engaging in the activities described in clause (x) or (y) above, of which (in the case of this clause (z)) the Company has informed the Grantee or in respect of which the Grantee has performed any services.

(c) Non-Solicitation. During the Vesting Period, the Grantee will not, directly or indirectly, in any manner (i) (x) solicit or attempt to solicit any individual that is an employee of the Company or its Affiliates (“Employee”), (y) encourage any person (other than the Company) to solicit any Employee, or (z) otherwise encourage any Employee to discontinue his or her employment with the Company or one of its Affiliates; provided, that this Agreement shall not prohibit any advertisement or general solicitation (or hiring as a result thereof) that is not specifically targeted at such persons; (ii) solicit any customer who currently is a customer or the Company or its Affiliates for the purpose of providing, distributing or selling products or services similar to those sold or provided by the Company; or (iii) persuade or attempt to persuade any customer or supplier of the Company (or any of its Affiliates) to terminate or modify such customer’s or supplier’s relationship with the Company (or any of its Affiliates).

(d) Remedies. In the event of the Grantee’s breach or threatened breach of this Section 11, in addition to any other remedies, the Company shall be entitled to specific performance and/or a temporary or permanent injunction prohibiting and enjoining the Grantee from violating the covenants set forth in this Section 11. For purposes of obtaining equitable relief, such as specific performance, a temporary restraining order, or an injunction (but not any relief to the extent it would involve the payment by the Grantee of monetary damages or the loss of a benefit under this Agreement), the Company need not prove, and the Grantee acknowledges and agrees that irreparable harm or injury will have occurred as a result of any breach of the covenants set forth in this Section 11, and the Company need not provide notice or pay bond to the maximum extent permitted by law. In the event of the Grantee’s breach or threatened breach of the restrictive covenants contained in this Section 11, in addition to any other remedies available hereunder, at law or in equity, the Company shall also be entitled to recover the value of all remaining unvested Shares, which shall be immediately forfeited by the Grantee.

(e) Reformation. In the event that any covenant contained in this Section 11 should ever be adjudicated to exceed the time, geographic or other limitations permitted by applicable law, then such covenant shall be reformed to the maximum time, geographic or other limitations to the maximum extent permitted by law. The covenants contained in this Section 11 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

12.
Entire Agreement; Governing Law. The Plan and this Agreement constitute the entire agreement of the Company and the Grantee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Parties or as otherwise permitted under the Plan or this Agreement. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties. Should any provision of the Plan or this Agreement relating to the Shares be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
13.
Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of the Award or this Agreement for construction or interpretation.
14.
Notice. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party.
15.
Recoupment. This Award (and amounts paid in respect thereof) shall be subject to the terms of the recoupment (clawback) policy adopted by the Company as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Company or its subsidiaries; provided, however, unless prohibited by applicable law, the Company’s recoupment (clawback) policy shall have no application to this Award (or amounts paid in respect thereof) following a Change in Control.
16.
Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

[Signature page follows.]

EAGLE MATERIALS INC.

By:

Name:	Michael R. Haack

Its:	President and CEO

Address:	5960 Berkshire Ln., Suite 900 Dallas, Texas 75225

The Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan. The Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

GRANTEE:

Signed:	_____________________________________

Name:

Address:

EXHIBIT A

CHANGE-IN-CONTROL

For the purpose of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

(a)
The acquisition by any Person of beneficial ownership of securities of the Company (including any such acquisition of beneficial ownership deemed to have occurred pursuant to Rule 13d-5 under the Exchange Act) if, immediately thereafter, such Person is the beneficial owner of (i) 50% or more of the total number of outstanding shares of any single class of Company Common Stock or (ii) 40% or more of the total number of outstanding shares of all classes of Company Common Stock, unless such acquisition is made (A) directly from the Company in a transaction approved by a majority of the members of the Incumbent Board or (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;
(b)
Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (or who is otherwise designated as a member of the Incumbent Board by such a vote) shall be considered as though such individual were a member of the Incumbent Board, except that any such individual shall not be considered a member of the Incumbent Board if his or her initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)
The consummation of a Business Combination, unless, immediately following such Business Combination, (i) more than 50% of both the total number of then outstanding shares of common stock of the parent corporation resulting from such Business Combination and the combined voting power of the then outstanding voting securities of such parent corporation entitled to vote generally in the election of directors will be (or is) then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners, respectively, of the outstanding shares of Company Common Stock immediately prior to such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the outstanding shares of Company Common Stock, (ii) no Person (other than any employee benefit plan (or related trust) of the Company or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of the total number of then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the consummation of such Business Combination; or
(d)
Approval by the Board and the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a Major Asset Disposition (or, if there is no such approval by shareholders, consummation of such Major Asset Disposition) unless, immediately following such Major Asset Disposition, (A) Persons that were beneficial owners of the outstanding shares of Company Common Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 50% of the total number of then outstanding shares of common stock and the combined voting power of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the Acquiring Entity in substantially the same proportions as their ownership immediately prior to such Major Asset Disposition of the outstanding shares of Company Common Stock; (B) no Person (other than any employee benefit plan (or related trust) of the Company or such entity) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of the Company (if it continues to exist) and of the Acquiring Entity entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board of the Company (if it continues to exist) and of the Acquiring Entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Major Asset Disposition.

For purposes of the foregoing,

(i)
the term "Person" means an individual, entity or group;
(ii)
the term "group" is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;
(iii)
the terms "beneficial owner", "beneficial ownership" and "beneficially own" are used as defined for purposes of Rule 13d-3 under the Exchange Act;
(iv)
the term "Business Combination" means (x) a merger, consolidation or share exchange involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;
(v)
the term "Company Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company;
(vi)
the term "Exchange Act" means the Securities Exchange Act of 1934, as amended;
(vii)
the phrase "parent corporation resulting from a Business Combination" means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries;
(viii)
the term "Major Asset Disposition" means the sale or other disposition in one transaction or a series of related transactions of 50% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the members of the Incumbent Board;
(ix)
the term "Acquiring Entity" means the entity that acquires the largest portion of the assets sold or otherwise disposed of in a Major Asset Disposition (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity entitled to vote generally in the election of directors or members of a comparable governing body); and
(x)
the phrase "substantially the same proportions," when used with reference to ownership interests in the parent corporation resulting from a Business Combination or in an Acquiring Entity, means substantially in proportion to the number of shares of Company Common Stock beneficially owned by the applicable Persons immediately prior to the Business Combination or Major Asset Disposition, but is not to be construed in such a manner as to require that the same ratio or number of shares of such parent corporation or Acquiring Entity be issued, paid or delivered in exchange for or in respect of the shares of each class of Company Common Stock.

EXHIBIT A - 2